UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2021

Meta Materials Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Research Drive

Dartmouth, Nova Scotia, Canada B2Y 4M9

(Address of principal executive offices, including zip code)

(902) 482-5729

(Registrant’s telephone number, including area code)

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On December 14, 2020, Meta Materials Inc. (formerly known as Torchlight Energy Resources, Inc.) (the “Company”) and its subsidiaries, Metamaterial Exchangeco Inc. (formerly named 2798832 Ontario Inc., “Canco”) and 2798831 Ontario Inc. (“Callco”), both Ontario corporations, entered into an Arrangement Agreement (the “Arrangement Agreement”) with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada (“Meta” and, together with the Company, Callco and Canco, the “Parties”), to acquire all of the outstanding common shares of Meta by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), on and subject to the terms and conditions of the Arrangement Agreement. On February 3, 2021, the Parties agreed to amend the Arrangement Agreement pursuant to an Amendment to Arrangement Agreement (the “First Amendment”) as disclosed on the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 4, 2021, on March 11, 2021, the Parties agreed to further amend the Arrangement Agreement pursuant to a Second Amendment to Arrangement Agreement (the “Second Amendment”) as disclosed on the Form 8-K filed by the Company with the SEC on March 15, 2021, on March 31, 2021, the Parties agreed to further amend the Arrangement Agreement pursuant to a Third Amendment to Arrangement Agreement (the “Third Amendment”) as disclosed on the Form 8-K filed by the Company with the SEC on April 1, 2021, on April 15, 2021, the Parties agreed to further amend the Arrangement Agreement pursuant to a Fourth Amendment to Arrangement Agreement (the “Fourth Amendment”) as disclosed on the Form 8-K filed by the Company with the SEC on April 15, 2021, on May 2, 2021, the Parties agreed to further amend the Arrangement Agreement pursuant to a Fifth Amendment to Arrangement Agreement (the “Fifth Amendment”) as disclosed on the Form 8-K filed by the Company with the SEC on May 4, 2021, and on June 18, 2021, the Parties agreed to further amend the Arrangement Agreement pursuant to a Sixth Amendment to Arrangement Agreement (the “Sixth Amendment” and, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Arrangement Amendments”) as disclosed on the Form 8-K filed by the Company with the SEC on June 21, 2021. On June 28, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 28, 2021, the Company completed the Arrangement pursuant to the terms of the Arrangement Agreement. Under the terms of the Arrangement Agreement, at the effective time of the Arrangement (the “Effective Time”), each common share of Meta (each a “Meta Share”), that was issued and outstanding immediately prior to the Effective Time was converted into the right to receive 1.8425 (the “Exchange Ratio”) newly issued shares of common stock, par value $0.001 per share of the Company (“Company Common Stock”) or shares of Canco, which are exchangeable for shares of Company Common Stock (“Exchangeable Shares”), at the election of each former Meta stockholder. In addition, upon completion of the Arrangement, (i) each outstanding option to purchase Meta Shares (each, a “Meta Option”) was exchanged for an option, on the same terms and conditions applicable to such Meta Option immediately prior to the Effective Time, to purchase a specified number of shares of Company Common Stock with an adjusted exercise price, each calculated pursuant to the terms of the Arrangement Agreement; (ii) each outstanding deferred stock unit award of Meta (each, a “Meta DSU”) became an award to acquire a number of shares of Company Common Stock equal to (a) the number of Meta Shares issuable pursuant to the Meta DSUs immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio (rounded down to the nearest whole number); and (iii) each outstanding warrant to purchase Meta Shares (each, a “Meta Warrant”) became exercisable to purchase a specified number of shares of Company Common Stock with an adjusted exercise price, each calculated pursuant to the terms of the Arrangement Agreement.

In connection with the Arrangement, on June 25, 2021, the Company effected a reverse stock split of Company Common Stock, at a ratio of two-to-one (the “Reverse Stock Split”), and changed its name from “Torchlight Energy Resources, Inc.” to “Meta Materials Inc.” (the “Name Change”). The shares of Company Common Stock, previously traded on the Nasdaq Capital Market (“Nasdaq”) through the close of business on June 25, 2021 under the ticker symbol “TRCH,” commenced trading on Nasdaq under the ticker symbol “MMAT” on June 28, 2021, as of which time the Company Common Stock was also represented by a new CUSIP number, 59134N 104 .

In connection with the Arrangement, immediately prior to the Effective Time, the Company declared a dividend, on a one-for-one basis, of shares of Series A Non-Voting Preferred Stock (the “Series A Preferred Stock”) to holders of record of Company Common Stock as of June 24, 2021 (the “Series A Record Date”). The Certificate of Designation of Preference, Rights and Limitations of the Series A Non-Voting Preferred Stock of the Company, filed with the Nevada

Secretary of State on June 14, 2021, entitles holders of Series A Preferred Stock to receive certain dividends based on the net proceeds of the sale of any assets that are used or held for use in the Company’s oil and gas exploration business (the “O&G Assets”), subject to certain holdbacks. Such asset sales must occur prior to the earlier of (i) December 31, 2021 or (ii) the date which is six months from the closing of the Arrangement, or such later date as may be agreed between the Company and the individual appointed to serve as the representative of the holders of Series A Preferred Stock (the “Sale Expiration Date”). Following the Sale Expiration Date, subject to certain conditions, the Company may effect a spin-off of any remaining O&G Assets with the holders of Series A Preferred Stock to receive their pro rata equity interest in the spin-off entity.

Immediately following the Effective Time, there were approximately 284,109,435 shares of Company Common Stock outstanding (post Reverse Stock Split), which approximation is preliminary and subject to change. Immediately following the Effective Time former Meta stockholders owned approximately 70% of the outstanding shares of Company Common Stock, the Company’s stockholders immediately prior to the Effective Time owned approximately 23% of the outstanding shares of Company Common Stock, and February and June 2021 investors owned approximately 7% of the outstanding shares of Company Common Stock.

The issuance of (i) the shares of Company Common Stock to those Meta stockholders that elected to receive or otherwise will receive shares of Company Common Stock in connection with the Arrangement and (ii) the Exchangeable Shares to those Meta Stockholders that elected to receive Exchangeable Shares in connection with the Arrangement were issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, pursuant to the approval of the terms and conditions of the issuance and exchange of such securities by the Ontario Superior Court of Justice (Commercial List) by the final order issued and entered on March 17, 2021. The subsequent issuance of shares of Company Common Stock to the former stockholders of Meta who elected to receive Exchangeable Shares in exchange for such stockholders’ Exchangeable Shares will be registered with the SEC on a Registration Statement on Form S-3 (Reg. No. 333-256636) (the “Exchangeable Shares Form S-3).

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, as amended by the Arrangement Amendments.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

As previously disclosed, at a special meeting of the Company’s stockholders held on June 11, 2021 (the “Special Meeting”), the Company’s stockholders approved the Reverse Stock Split.

On June 25, 2021, in connection with the Arrangement and effective at 4:01 p.m. Eastern Time, the Company amended its amended and restated articles of incorporation to effect the Reverse Stock Split and the Name Change. As of the opening of trading on Nasdaq on June 28, 2021, the Company Common Stock beginning to trade on a Reverse Stock Split-adjusted basis and under the new name “Meta Materials” and a new symbol of “MMAT”.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Company Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every two shares of Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Company Common Stock after the Reverse Stock Split. Immediately following the Reverse Stock Split and the Arrangement, there were approximately 284,109,435 shares of Company Common Stock outstanding, which approximation is preliminary and subject to change.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the amended and restated articles of incorporation of the Company, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number.

In accordance with the amended and restated articles of incorporation of the Company, no corresponding adjustment was made with respect to the Company’s authorized Common Stock or Preferred Stock. The Reverse Stock Split has no effect on the par value of Company Common Stock or Preferred Stock. Immediately after the Reverse Stock Split, prior to giving effect to the Arrangement, each stockholder’s percentage ownership interest in the Company and proportional voting power remained unchanged, other than as a result of the rounding to eliminate fractional shares, as described in the preceding paragraph. The rights and privileges of the holders of shares of Company Common Stock will be unaffected by the Reverse Stock Split.

The foregoing descriptions of the amended and restated articles of incorporation of the Company are not complete and are subject to and qualified in their entirety by reference to the amended and restated certificate of incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On June 28, 2021, the Audit Committee of the Board of Directors of the Company (the “Board”) (the “Audit Committee”) approved the dismissal of Briggs & Veselka Co. as the Company’s independent registered public accounting firm, effective as of June 28, 2021. Prior to the completion of the Arrangement, Briggs & Veselka Co. served as the independent registered public accounting firm of the Company.

The report of Briggs & Veselka Co. on the Company’s financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, but the report of Briggs & Veselka Co. contained an emphasis of a matter paragraph which indicated conditions existed which raised substantial doubt about our ability to continue as a going concern. During the years ended December 31, 2020 and 2019, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Briggs & Veselka Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Briggs & Veselka Co. would have caused Briggs & Veselka Co. to make reference thereto in its reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We delivered a copy of this Current Report on Form 8-K to Briggs & Veselka Co. and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. Briggs & Veselka Co. responded with a letter dated June 28, 2021, a copy of which is annexed hereto as Exhibit 16.1, stating that Briggs & Veselka Co. agrees with the statements set forth above.

(b) Also on June 28, 2021, the Audit Committee approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Prior to the completion of the Arrangement, KPMG LLP served as the independent auditors for Meta.

During the years ended December 31, 2020 and 2019, neither the Company, nor anyone on the Company’s behalf, consulted with KPMG LLP regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Arrangement Agreement, each of the directors of the Company who would not be continuing as directors after the completion of the Arrangement resigned from the Board of Directors of the Company (the “Board”) and any respective committees of the Board to which they belonged as of the closing of the Arrangement. In connection with the Arrangement, the size of the Board post-Arrangement was set at a total of seven directors. Pursuant to the terms of the Arrangement Agreement, one of such directors was designated by the Company pre-Arrangement, one of the directors was appointed jointly by the Company pre-Arrangement and Meta and five of such directors were designated by Meta.

In accordance with the Arrangement Agreement, on June 24, 2021, effective as of the Effective Time Effective Time, Gregory McCabe, John A. Brda, Alexandre Zyngier, Michael J. Graves, and Robert L. Cook, resigned from the Board and any respective committees of the Board to which they belonged and George Palikaras, Kenneth Hannah, Maurice Guitton, Eric Leslie, Ram Ramkumar, Allison Christilaw and Steen Karsbo were each appointed to the Board, to serve until the next annual meeting of stockholders at which the members of the Board stand for election (subject to the Company’s amended and restated bylaws) or until such director’s earlier death, resignation or removal or until such director’s successor is duly elected and qualified.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

(b) Pursuant to the Arrangement Agreement, as of the Effective Time, Gregory McCabe, John A. Brda, Alexandre Zyngier, Michael J. Graves, and Robert L. Cook, resigned from the Board and any respective committees of the Board to which they belonged.

Termination of Executive Officers

Also, pursuant to the Arrangement Agreement, as of the Effective Time, John A. Brda resigned as the Company’s Chief Executive Officer and Roger N. Wurtele resigned as the Company’s Chief Financial Officer. In connection with their resignations, such officers resigned from all of the positions they held with the Company and its subsidiaries.

Appointment of Officers

As of the Effective Time, the Board appointed George Palikaras as the Company’s Chief Executive Officer and President, Kenneth Rice as the Company’s Chief Financial Officer and Executive Vice President, and Jonathan Waldern as the Company’s Chief Technical Officer. There are no familial relationships among any of the Company’s directors or executive officers.

George Palikaras

George Palikaras, Ph.D. is the President and CEO of the Company, a position he has held since June 2021. Mr. Palikaras has held this role at Meta from the beginning of 2011 to June 2021. Mr. Palikaras presently holds no other directorships in publicly traded companies. Mr. Palikaras has received Executive Education at Harvard, INSEAD, UCL and Stanford Business Schools. He earned his BEng. in Computer Engineering, an MSc. in Digital Communication Systems and did his PhD studies in Metamaterial science.

The Board of Directors believes that Mr. Palikaras offers a wide array of skills and experiences that position META to take full advantage of its intellectual property estate, its growing list of relationships with Fortune 500 companies and its team of highly qualified scientific and commercial staff.

Kenneth Rice

Mr. Rice has served as the Company’s Chief Financial Officer and Executive Vice President since June 2021 and served as Meta’s Chief Financial Officer and Executive Vice President from December 2020 to June 2021. From April 2016 to March 2019, Mr. Rice held the position of Senior Vice President of LikeMInds, Inc. From April 2019 through November 2020 Mr. Rice was employed as CEO of Alderaan Group, a project management and consulting company.

Mr. Rice holds no directorships. Mr. Rice holds a BSBA and an MBA from Babson College, a Juris Doctor from Suffolk University Law School and an LLM in taxation, specialized in international tax from Boston University Law School.

The Board of META believes that Mr. Rice’s decades of experience in both operating and finance roles positions him well for META needs in the coming years.

Jonathan Waldern, Ph.D.

Mr. Waldern has served as the Chief Technology Officer of the Company since June 2021 and served as the Chief Technology of Meta from December 2020 to June 2021. From 2003 through November 2020 Jonathan was founder, chairman, Chief Executive Officer and Chief Financial Officer of SBG Labs (DBA DigiLens) in Sunnyvale. Mr. Waldern holds no directorships in any public companies. He holds a PhD is Computer Science (Virtual Reality) that was supported by IBM Research Labs, from Loughborough University of Technology.

The Board of META believes that Dr. Waldern’s decades of experience in Augmented Reality and high performance electro optics help to position META to take full advantage if the opportunities in these areas.

Agreements with Mr. Palikaras

On March 5th, 2020, Meta entered into an executive employment contract (the “Palikaras Employment Agreement”) with George Palikaras, which amended the prior employment contract entered into between Mr. Palikaras and Meta, pursuant to which Meta agreed to employ Mr. Palikaras as the President and Chief Executive Officer of Meta, effective as of March 5th, 2020, for an indefinite term in consideration of an annual base salary of CAD$200,000. In connection with the Arrangement, the Company has assumed the Palikaras Employment Agreement. Mr. Palikaras’s years of service since December 15, 2010 are recognized under the Palikaras Employment Agreement. Mr. Palikaras is eligible to receive an annual bonus of 50% of his base salary (“Palikaras Target Bonus”) upon achievement of objectives agreed to by the Board and he is also eligible to participate in the Meta Option Plan.

In the event that the Palikaras Employment Agreement is terminated by the Company without cause or for good reason (as defined in the agreement) by Mr. Palikaras, the Company shall pay Mr. Palikaras salary continuation for a period of one month of base salary and the Palikaras Target Bonus per year of service, for a period equal to a minimum of ten months and a maximum of 24 months (“Severance Period”). Mr. Palikaras will also be entitled to receive any earned bonus for the fiscal year during which the termination occurs and prorated to the date of termination. Mr. Palikaras’s options shall continue to vest during the Severance Period until their expiration. In the event that the agreement is terminated by the Company with cause, the Company shall only provide Mr. Palikaras with earned but unpaid salary, vacation pay and reimbursement of expenses.

In the event of both a change of control (as defined in the agreement) and a termination of Mr. Palikaras’s employment without cause by the Company or for good reason by Mr. Palikaras, Mr. Palikaras shall be entitled to a lump sum payment equal to 1.5 months of base salary and of the Palikaras Target Bonus per year of service, with a minimum of 15 and a maximum of 24 months (the “COC Severance Period”). Mr. Palikaras’s stock options will continue to vest during the COC Severance Period until their expiration.

Agreements with Mr. Rice

On December 14th, 2020, Meta entered into an executive employment agreement with Kenneth Rice (the “Rice Employment Agreement”) pursuant to which Meta agreed to employ Mr. Rice as the Chief Financial Officer and Executive Vice President of Meta, effective as of December 14th, 2020, for an indefinite term in consideration of an annual base salary of $156,000 which will be increased to $216,000 on March 1st, 2021. In connection with the Arrangement, the Company has assumed the Rice Employment Agreement. Mr. Rice is eligible to receive a quarterly bonus of up to $27,000 based on his achievement of a balanced scorecard, in the sole discretion of the Company or the Company’s board of directors. In the first two years, 25% of any quarterly bonus shall be issued in an amount of fully vested options of the Company. In addition, Meta granted Mr. Rice an option to acquire 300,000 common shares of Meta in connection with the execution of the Rice Employment Agreement, which option has fully vested.

In the event that the agreement is terminated by Mr. Rice without good reason (as defined in the agreement), Mr. Rice will continue to receive base salary and benefits for a period of 6 months after providing the Company advance written notice, but will not be entitled to quarterly bonuses for any calendar quarter that ends or begins during that period. In the event that the agreement is terminated by the Company without cause or by Mr. Rice for good reason (as defined in the agreement), the Company shall pay Mr. Rice continued payment of base salary for six months, plus payment of two quarterly bonus. There will be a six months’ accelerated vesting of the stock options. If Mr. Rice is terminated for cause, he will only be entitled to earned but unpaid salary, vacation pay and reimbursement of expenses.

Agreements with Mr. Waldern

On December 17th, 2020, Meta entered into an executive employment agreement with Jonathan Waldern (the “Waldern Employment Agreement”) pursuant to which Meta agreed to employ Mr. Waldern as the Chief Technology Officer of Meta, effective as of December 14th, 2020, for an indefinite term in consideration of an annual base salary of $150,000 which will be increased to $250,000 on March 1st, 2021. In connection with the Arrangement, the Company assumed the Waldern Employment Agreement. Mr. Waldern is eligible to receive a quarterly bonus of up to $50,000 based on his achievement of a balanced scorecard, in the sole discretion of the Company or the Company’s board of directors. Mr. Waldern shall also be eligible to receive a quarterly bonus of fully vested options totaling up to 0.25% of the Company’s then outstanding common shares over eight consecutive quarters at an exercise price equal to the market price of a share of Company Common Stock on the date of grant. In addition, Meta granted Mr. Waldern an option to acquire 1,115,000 shares of common stock of Meta vesting evenly over 3 years in connection with the execution of the Waldern Employment Agreement.

In the event that the agreement is terminated by Mr. Waldern without good reason (as defined in the agreement), Mr. Waldern will continue to receive base salary and benefits for a period of 6 months after providing the Company advance written notice, but will not be entitled to quarterly bonuses for any calendar quarter that ends or begins during that period. In the event that the agreement is terminated by the Company without cause or by Mr. Waldern for good reason (as defined in the agreement), the Company shall pay Mr. Waldern continued payment of base salary for six months, plus payment of two quarterly bonus. There will be a six months’ accelerated vesting of the stock options. If Mr. Waldern is terminated for cause, he will only be entitled to earned but unpaid salary, vacation pay and reimbursement of expenses.

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Company’s board of directors pursuant to and in accordance with the Arrangement Agreement is incorporated by reference into this Item 5.02(d). Each of George Palikaras, Ram Ramkumar, Allison Christilaw, Eric Leslie, Maurice Guitton, Kenneth Hannah and Steen Karsbo entered into the Company’s standard form of indemnification agreement with the Company on June 28, 2021, the form of which is attached hereto as Exhibit 10.1.

Audit Committee

Effective as of the Effective Time, Kenneth Hannah, Allison Christilaw and Maurice Guitton were appointed to the audit committee of the Board and Mr. Hannah was appointed as the chairperson of the audit committee.

Human Resources and Compensation Committee

Effective as of the Effective Time, Allison Christilaw, Eric Leslie and Steen Karsbo were appointed to the human resources and compensation committee of the Board and Ms. Christilaw was appointed as the chairperson of the human resources and compensation committee.

Nominating and Corporate Governance Committee

Effective as of the Effective Time, Steen Karsbo, Allison Christilaw and Maurice Guitton were appointed to the nominating and corporate governance committee of the Board and Mr. Karsbo was appointed as the chairperson of the nominating and corporate governance committee.

Ram Ramkumar

Mr. Ramkumar has served as a director and Chairman of the Board since June 2021 and served as a director and Chairman of the board of directors of Meta from March 2020 to June 2021. He served as Chairman of the board of Snipp Interactive which is listed on the TMX from 2014 to 2018. He was a director of Continental Precious Minerals (“CPM”), a TMX listed company from 2017 until March 2020 when CPM did an combined with Metamaterials Inc. Mr. Ramkumar has a Bachelor of Technology (Metallurgical Engineering) and Master of Business Administration from the University of Toronto and was a chartered accountant.

The Board of Directors believes that the combination of Ram’s formal training in Metallurgical Engineering and business and his operating experience in accounting and manufacturing make him extremely well suited for his role as a director and chairman.

Eric Leslie

Mr. Leslie has served as a director of the Company since June 2021 and served as a director of Meta from March 2020 to June 2021. From November 2015 through the present, he has held the position of TRION Energy Solutions Corporation. Mr. Leslie does not presently hold any other board memberships. Mr. Leslie holds a Bachelor of Arts from Western University.

The Board of Directors of Meta believe that Mr. Leslie’s experience in the capital markets coupled with his work in TRION enables him to bring valuable perspectives to his role as a director.

Kenneth H. Hannah

Mr. Hannah has served as a director of the Company since June 2021 and served as a director of Meta from March 2020 to June 2021. Mr. Hannah has held the positions of Senior Vice President, Chief Financial Officer of Caleres since February 2015. Executive Vice President and Chief Financial Officer of JC Penney Company, Inc. from May 2012 to March 2014. Mr. Hannah does not hold any Board positions in public companies other than META. Mr. Hannah holds a Master degree in Business Administration from Saint Louis University and a Bachelor of Science from Southern Illinois University, Carbondale.

The Board of META believes that Mr. Hannah’s deep experience in financial roles at major US companies will provide META with much needed perspective in its financial dealings.

Maurice Guitton

Mr. Guitton has served as a director of the Company since June 2021 and served as a director of Meta from March 2020 to June 2021. Since November 2011, Maurice has been the President and CEO of Versa Tech Consulting Limited, a consulting company focused on advising its clients on composite materials. He served as Chairman of the board of Snipp Interactive which is listed on the TMX from 2014 to 2018. Mr. Guitton has no other directorships at present.

The Board believes that Mr. Guitton’s extensive experience in the development and commercialization of composite materials is particularly relevant to METS’s mission and focus.

Steen Karsbo

Mr. Karsbo has served as a director of the Company since June 2021 and served as a director of Meta from March 2020 to June 2021. From July 1980 through June 2019 Mr. Karsbo was employed at Satair A/S/Airbus in a variety of senior management roles. Mr. Karsbo holds no other directorships than his role as a director of the Company.

The Board of META believes that Mr. Kasrbo’s lengthy experiences in the aerospace industry is highly valuable to the Company’s efforts in this vertical market.

Allison Christilaw

Ms. Christilaw has served as a director of the Company since June 2021 and served as a director of Meta from March 2020 to June 2021. From November 2014 to November 2018, Ms. Christilaw was CEO of Reddin Global Inc., a management consulting company. From November 2018 to present, Ms. Christilaw has been an independent consultant. Ms. Christilaw has served as a director of Meta since March of 2020. Since September 2015 she has also held a position on the Appleby College Board of Governors and on the Haltech Regional Innovation Centre Board of Directors since 2019. Ms. Christilaw holds a Bachelor of Arts in Honors Business Administration and a Masters of Business Adminitration from the Richard Ivey School of Business at Western University.

The Board of META believes that Ms. Christilaw’s deep experience in management consulting and organizational structure enables her to add meaningful value to the Board and its human resources and compensation oversight efforts.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Commencing on June 28, 2021, the trading symbol for the Company Common Stock, which is currently listed on Nasdaq, changed from “TRCH” to “MMAT.”

Item 8.01	Other Events.

On June 25, 2021, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1

On June 28, 2021, the Company issued a press release announcing the completion of the Arrangement. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Metamaterial Inc. required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. (b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Exhibit Title

3.1	Certificate of Amendment related to the Reverse Stock Split and Name Change, filed June 25, 2021

10.1	Form of Meta Materials Inc. Indemnification Agreement

16.1	Letter dated June 28, 2021 from Briggs & Veselka Co. to the Securities and Exchange Commission.

99.1	Press Release, dated June 25, 2021

99.2	Press Release, dated June 28, 2021

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META MATERIALS INC.

Date: June 29, 2021	By:	/s/ Ken Rice
Chief Financial Officer & Executive Vice President